Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Ads-Tec Energy PLC

Dublin, Ireland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-3 of Ads-Tec Energy PLC, of our report dated May 11, 2023, relating to the consolidated financial statements of Ads-Tec Energy PLC, which is contained and incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

July 7, 2023